UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: October 28, 2020 (Date of earliest event reported)

Garrison Capital Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1270 Avenue of the Americas, Suite 804 New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

(212) 372-9508

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GARS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2020, in connection with the consummation of the transactions contemplated by the Merger Agreement (as defined below), Garrison Capital Inc., a Delaware corporation (the “Company”), assigned all of its rights and obligations as collateral manager under that certain Collateral Management Agreement, dated as of September 29, 2016 and amended on October 18, 2018, by and between Garrison Funding 2018-2 Ltd. and the Company to Portman Ridge Finance Corporation, a Delaware corporation (the “PTMN”). Immediately after such assignment, Garrison Funding 2018-2 Ltd., a Cayman Islands exempted company, Garrison Funding 2018-2 LLC, a Delaware limited liability company, and Deutsche Bank Trust Company Americas, as trustee, entered into a second supplemental indenture to the indenture, dated as of September 29, 2016, among such parties to remove all references to the Company, Garrison Capital Advisers LLC, Garrison Investment Group LP and their respective affiliates and to make similar conforming changes.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 28, 2020, in connection with and immediately prior to the consummation of the transactions contemplated by the Merger Agreement, the Company terminated (1) the Sixth Amended and Restated Investment Advisory Agreement, dated as of May 6, 2019, by and between the Company and Garrison Capital Advisers LLC and (2) the Administration Agreement, dated as of October 9, 2012, by and between the Company and Garrison Capital Administrator LLC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 28, 2020, PTMN completed its previously announced acquisition of the Company, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 24, 2020, by and among PTMN, the Company, Citadel Acquisition Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of PTMN (“Acquisition Sub”), and Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to PTMN (“Sierra Crest”). Pursuant to the Merger Agreement, Acquisition Sub was merged with and into the Company, with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of PTMN (the “First Merger”). Immediately following the First Merger, the Company was merged with and into PTMN, with PTMN continuing as the surviving corporation (the “Second Merger”). As a result of, and as of the effective time of, the Second Merger, the Company’s separate corporate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or PTMN or any wholly owned subsidiary of the Company or PTMN (other than shares held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that were beneficially owned by third parties) and all treasury shares (collectively, “Cancelled Shares”)) was converted into the right to receive (i) an amount in cash, without interest, equal to approximately $1.19, and (ii) approximately 1.917 shares of common stock, par value $0.01 per share, of PTMN (the “PTMN Common Stock”) (plus any applicable cash in lieu of fractional shares). As a result of the First Merger, PTMN issued an aggregate of approximately 30,765,640 shares of PTMN Common Stock to former stockholders of the Company. The Merger Agreement also provides that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, excluding Cancelled Shares, will be entitled to receive, as additional consideration funded by Sierra Crest, an amount in cash, without interest, equal to approximately $0.31.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on June 25, 2020, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, on October 28, 2020, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of First Merger and requested that Nasdaq file with the U.S. Securities and Exchange Commission a Form 25 Notification of Removal of Listing and/or Registration to delist the shares of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of shares of the Company Common Stock on Nasdaq was suspended after the closing of trading on October 28, 2020. The information contained in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Items 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the First Merger, a change in control of the Company occurred. The information contained in Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each of the officers and directors of the Company ceased to be officers and directors of the Company and (ii) the directors of Acquisition Sub and the officers of PTMN, each as of immediately prior to the Effective Time, became the directors and officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (as the surviving corporation in the First Merger). The certificate of incorporation and bylaws of the Company (as the surviving corporation in the First Merger), each as in effect immediately following the Effective Time, are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Filed with this report:

2.1*	Agreement and Plan of Merger, dated as of June 24, 2020, by and among Portman Ridge Finance Corporation, Citadel Acquisition Sub Inc., Garrison Capital Inc. and Sierra Crest Investment Management LLC. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 25, 2020).

3.1	Amended and Restated Certificate of Incorporation of Garrison Capital Inc.

3.2	Third Amended and Restated Bylaws of Garrison Capital Inc.

*

Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portman Ridge Finance Corporation, as successor by merger to Garrison Capital Inc.

Date: October 28, 2020	By:	/s/ Edward U. Gilpin
	Name:	Edward U. Gilpin
	Title:	Chief Financial Officer